RECORD AND RETURN TO:
Commercial Mortgage Department
Valley National Bank
1720 Route 23 North
Wayne, New Jersey 07470

ASSIGNMENT OF RENTS AND LEASES

KNOW ALL MEN BY THESE PRESENTS THAT March 13, 2020, SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company, qualified to do business in New York, having its principal place of business at 5995 Sepulveda Boulevard, Suite 300, Culver City, California 90230, its successors and assigns (hereinafter called “Assignor”), in consideration of One Dollar ($1.00) paid by VALLEY NATIONAL BANK, a national banking association, having an office at 1455 Valley Road, Wayne, New Jersey 07470 (hereinafter called “Assignee”) and for other valuable consideration, the receipt of which is hereby acknowledged, hereby conveys, transfers and assigns unto Assignee, its successors and assigns, all of the rights, interests and privileges:  (a) which Assignor as lessor has and may have in the leases, subleases, contracts, licenses or other agreements now existing or hereafter made and affecting the use and/or occupancy of the Mortgaged Property (as hereinafter defined) by any lessee, or any part thereof, as any such document may have been, or may from time to time be hereafter modified, extended and renewed, including but not limited to, those leases set forth and described on the schedule attached hereto and made a part hereof as Exhibit A (all of the foregoing rights, interests and privileges being collectively referred to as the “Leases”); and (b) which Assignor has and may have by virtue of any guaranty or surety agreement with respect to the tenant’s obligations under any of such Leases, as such guaranties or surety agreements may have been, or may from time to time be hereafter, modified and extended.  Assignor will, on request of Assignee, execute further assignments of any future leases affecting the Mortgaged Property or any part thereof and further assignments of any guaranties or surety agreements made in connection therewith;

TOGETHER with all the right, power and authority of Assignor to alter, modify or change the terms of said Leases or any guaranty thereof, or surety agreement relating thereto, or to surrender, renew, cancel or terminate the same; and

TOGETHER with all rents, income, security deposits and profits arising from said Leases and renewals thereof, if any, (collectively, the “Rents”); and

TOGETHER with all monies posted with any governmental unit or agency for bonds or on- or off-site improvements and all governmental approvals, permits and licenses.

This is an absolute, unconditional, present and true Assignment (and not pledged as security) and is made in connection with the following:  (i) the obligations of Assignor under the Mortgage Consolidation, Modification and Extension Agreement (“Consolidation Agreement”) and Consolidated, Amended and Restated Mortgage Promissory Note from Assignor to the order of Assignee dated of even date herewith, as the same may be amended, restated, replaced or modified from time to time (“Note” and when referred to in the Consolidation Agreement, the “Consolidated Note”), evidencing a loan from Assignee to Assignor in the original principal amount of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) (the “Loan”),

and all increases, extensions, amendments or modifications of the Loan, and all additional loans made hereafter, if any, by Assignee to Assignor or its successors and assigns; and (ii) the Assignor’s  “Obligations” (as defined in the Mortgage) under the Mortgage from Assignee to Assignor dated of even date herewith, covering the “Mortgaged Property” as defined therein and as more particularly described therein and in Exhibit B attached hereto (“Mortgaged Property”), as the same may be amended, restated, replaced or modified from time to time (“Mortgage” and when referred to in the Consolidation Agreement, the “Consolidated Mortgage”) (the Note, the Mortgage, the Consolidation Agreement, this Assignment and all other documents executed in connection with the Loan, as they may from time to time be hereafter modified, extended and renewed, are hereinafter collectively referred to as the “Loan Documents”).  This Assignment is also made upon the following terms and conditions:

1. The acceptance of this Assignment and the collection of the Rents or other payments under the Leases or any sums under the guaranties or surety agreements hereby assigned shall not constitute a waiver of any rights of Assignee under the terms of any of the Loan Documents.  It is expressly understood and agreed, notwithstanding any contrary terms in this Assignment or any of the other Loan Documents, that Assignor shall have a revocable license to remain in possession of the Mortgaged Property and to collect, but not prior to accrual, such Rents, incomes, issues and profits from the Leases, guaranties and surety agreements and to retain, use and enjoy the same and, subject to the terms and provisions of the Mortgage and this Assignment, to exercise the rights of landlord under the Leases; provided, however, that even before an “Event of Default” (as such term is defined in the Mortgage) occurs, no Rents shall be collected or accepted more than one (1) month in advance without the prior written consent of Assignee.

2. Anything to the contrary notwithstanding, Assignor hereby assigns to Assignee any award made hereafter to it in any court proceeding involving any of the lessees of any portion of the Mortgaged Property in any bankruptcy, insolvency or reorganization proceedings in any state or Federal court and any and all payments made by lessees in lieu of rent.  Assignor hereby appoints Assignee as its irrevocable attorney-in-fact to appear in any action and/or to collect any such award or payment.

3. It is hereby understood and agreed that this Assignment shall be effective immediately but that the Assignee agrees not to exercise its rights hereunder until an Event of Default occurs.  Upon the occurrence and during the continuance of an Event of Default, Assignor’s license to collect Rents shall automatically terminate with or without notice, and Assignee at its option, under order of court or by operation of law, may enter and take possession of the Mortgaged Property with or without foreclosing or other legal action, and manage the same, and whether or not in possession, may collect all or any Rents accruing from such Leases, collect all or any sums due or becoming due under such guaranties and surety agreements, evict lessees, bring or defend any suits in connection with the possession of the Mortgaged Property in its own name or Assignor’s name, make such repairs as Assignee deems appropriate, and perform such other acts in connection with the management and operation of the Mortgaged Property as Assignee, in its sole discretion, may deem proper.  Said license shall be reinstated after such Event of Default shall be cured to Assignee’s satisfaction, in its sole discretion, reasonably exercised.  Upon occurrence of an Event of Default, Assignor shall deliver to Assignee the originals of all Leases of the Mortgaged Property or any portion thereof.  This Assignment shall be an assignment and not merely a pledge of all such Leases to Assignee, and Assignor will execute any further assignments necessary to perfect the transfer of such Leases to Assignee.

4. After the occurrence of an Event of Default, all sums collected and received by Assignee out of the Rents of the Mortgaged Property shall be applied to the payment of any or all of the following:  costs of management; necessary repairs and upkeep of the Mortgaged Property; all taxes, assessments, premiums for public liability insurance and insurance premiums payable by the Assignor or other owner as provided in the Mortgage; any taxes imposed upon or collectible by Assignee under any federal or state law or any law or ordinance enacted by any political subdivision thereof; or any costs reasonably determined necessary and proper to maintain and protect the collateral value of the Mortgaged Property.  The provisions contained in the immediately preceding sentence shall not, however, limit the right of Assignee to apply any Rents received (when taxes and insurance payments are not then due and owing) against the repayment of the Obligations (as defined in the Mortgage).  No credit shall be given by Assignee for any sum or sums received from the Rents until the money collected is actually received at the address of Assignee hereinafter specified and no credit shall be given for any uncollected Rents or other uncollected amounts or bills, nor shall credit toward the Obligations be given for any Rents after Assignee has obtained possession of the Mortgaged Property under order of court or by operation of law.

5. Assignee may, after occurrence of any Event of Default, from time to time appoint and dismiss such agents or employees as shall be necessary for the collection of the Rents and for the proper care and operation of the Mortgaged Property, and Assignor hereby grants to such agents or employees so appointed full and irrevocable authority to manage the Mortgaged Property and to do all acts relating to such management, including among other things, the making of new Leases in the name of Assignor or otherwise, the alteration or amendment of existing Leases, the authorization of necessary repairs or replacements to maintain the building or buildings and chattels situated upon the Mortgaged Property in good and tenantable condition, and the making of such alterations or improvements, as, in the reasonable judgment of the Assignee, may be necessary to maintain or increase the income from the Mortgaged Property.  Assignee shall have the sole control of such agents or employees whose remuneration shall be paid out of the Rents at such rate as Assignee shall deem appropriate, and Assignor agrees that Assignee shall not be liable for monies that may come into its hands unless actually received by Assignee at its address hereinafter specified.

6. The collection and application of the Rents to the Obligations, as set forth in and secured by the Loan Documents or as otherwise above provided, shall not constitute a waiver or cure of any Event of Default which might at the time of application or thereafter exist under the Loan Documents, and the payment of the Obligations may be accelerated in accordance with the terms of the Loan Documents notwithstanding such application.

7. The receipt by Assignee of any Rents pursuant to this Assignment, after the institution of foreclosure or sale proceedings under the Mortgage, shall not cure any Event of Default or affect such proceedings or any sale pursuant thereto.

8. Assignee shall not be obligated to perform or discharge, nor does it by acceptance hereof undertake to perform or discharge, any obligation or duty to be performed or discharged by 3

Assignor under any of the Leases, and Assignor shall and hereby does agree to indemnify and defend Assignee for, and to save it harmless from and against, any and all claims, demands, liabilities, judgments, costs, expenses, losses or damages (collectively referred to as “Liabilities”) (a) arising out of or resulting from any of the Leases, guaranties, surety agreements or (b) by reason of the Assignee being required, for any reason whatsoever, to perform or discharge any obligation, duty or liability thereof or (c) by reason of the assertion by any person, firm, corporation or governmental authority of any alleged obligation or undertaking on the Assignee’s part to perform or discharge any of the terms, covenants, or agreements contained in said Leases or otherwise as a result of this Assignment.  This Assignment shall not place responsibility for the control, care, management or repair of the Mortgaged Property upon Assignee, or make Assignee responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any lessee, any licensee, employee or other person.  Should the Assignee incur Liabilities under said Leases or under or by reason of this Assignment or in the defense of any such claims or demands, the amount thereof, including, without limitation, all reasonable attorney’s fees and costs and expenses, shall be paid by Assignor to Assignee upon demand, together with interest until the date of payment at the Default Interest Rate (as such term is defined in the Note).  Upon the failure of the Assignor to do so, the Assignee may declare all sums secured hereby immediately due and payable.

9. Assignor covenants to Assignee as follows:  to observe and perform all of the obligations to be imposed upon the lessor in said Leases and not to do or permit anything to be done to impair the security thereof; not to collect any of the Rents arising or accruing from the Mortgaged Property more than one (1) month in advance of the time when the same shall become due under the terms of said Leases; not to discount any future accruing Rents; and not to execute any other assignment of the Rents or Leases.

10. Assignor covenants and represents to Assignee as follows:  that Assignor has title to, and full right to assign such Leases, guaranties, surety agreements and the Rents due or to become due thereunder; that true copies of such Leases, guaranties and surety agreements have been submitted to Assignee for approval; that no other assignment of any interest therein has been made; that there are no existing defaults under the provisions thereof; and that Assignor will not hereafter cancel, surrender or terminate any of such Leases, guaranties and surety agreements, exercise any option which might lead to such termination, or change, alter or modify them, or consent to the release of any party liable thereunder or to the assignment of the lessees’ interest under any such Leases or guaranties or surety agreements without the prior written consent of Assignee, which consent shall not be unreasonably withheld, conditioned or delayed.

11. Assignee shall have the right to give notice in writing of this Assignment at any time to any lessee under any of such Leases and to any guarantor of any such Leases.

12. A violation of any of the covenants, representations and provisions contained in this Assignment by Assignor beyond the expiration of any applicable notice and cure periods shall be deemed an Event of Default hereunder and under the terms of all Loan Documents.

13. A material default by Assignor under any of the terms of the Leases assigned herein, which default continues beyond any applicable grace, notice and/or cure period, shall be deemed an Event of Default hereunder and under the terms of all Loan Documents.  Any and all expenditures made by Assignee in curing such a default on Assignor’s behalf, with interest thereon at the Default Rate (as such term is defined in the Note), shall become part of the Obligations set forth in and secured by this Assignment and the Loan Documents.

14. Notices required hereunder shall be hand delivered, sent by certified mail, return receipt requested, or sent by overnight courier delivery service, in each instance addressed to a party at its address set forth above or to such other address specified in a notice by one party to the other.

15. The affidavit of any officer, supervisor or attorney of Assignee alleging (a) that all or any part of the Obligations secured by this Assignment and the Loan Documents remains unpaid or (b) that an Event of Default has occurred shall in each instance be and constitute conclusive evidence to any third party of the validity, effectiveness and continuing force of this Assignment, and any such third party may and is hereby authorized to rely thereon; provided, however, no such affidavit shall be conclusive evidence as between the Assignee and the Assignor.  Upon any Event of Default claimed by Assignee, a demand on any lessee under said Leases by Assignee for the payment of Rent or other charges shall be sufficient warrant to the lessee to make all such future payments to Assignee without the necessity for further consent by Assignor and notwithstanding any objections made by Assignor.

16. Without prejudice to any of its rights hereunder, the Assignee may take or release other security, may release any party primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of the indebtedness secured hereby or arising hereunder.

17. Nothing contained in this Assignment and no act done or omitted by Assignee pursuant to the powers and rights granted it herein shall be deemed to be a waiver by Assignee of its rights and remedies under the Loan Documents.  This assignment is made by Assignor and may be accepted by Assignee without in any way limiting or constricting any of the rights, powers and remedies possessed by Assignee under the terms of the Loan Documents.  The right of Assignee to collect any indebtedness secured hereby and to enforce any other security therefor owned by it may be exercised by Assignee either prior to, simultaneously with or subsequent to any action taken by it under this Assignment.

18. Assignor shall give Assignee written notice of the name and address of the bank and the account number applicable to the segregated escrow account which shall be maintained by Assignor as the depository of tenant security deposits, which account shall be maintained in compliance with all requirements of applicable law concerning the holding of such deposits.  Assignor will also give written authorization to such bank to permit Assignee to receive any information requested by Assignee as to the status and balance of such account.  Assignor hereby assigns, pledges and grants a security interest in and to Assignee all of Assignor’s right, title and interest to such bank account as collateral security for the Obligations secured by this Assignment and Assignor agrees that upon, but not before, the occurrence and during the continuance of an Event of Default, the sums in said bank account, shall, at the election of Assignee, in accordance with applicable law, be payable to Assignee as assignee and secured creditor of such bank account.

19. This Assignment shall inure to the benefit of the Assignee and its successors and assigns and any holder of any of the Note and the other Loan Documents, and shall be binding upon the Assignor and its administrators, successors and assigns.

20. Assignee shall not be deemed to be an agent, partner or joint venturer of Assignor or of any other person, and nothing herein contained shall be construed to impose any liability upon Assignee by reason of the assignment granted hereby.

21. This Assignment shall be governed by and construed in accordance with the laws, including the conflict of law rules, of the State of New York except to the extent that procedural matters must be governed by the law of the jurisdiction wherein the Mortgaged Property is located.  Whenever possible, each provision of this Assignment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Assignment shall be prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Assignment.

22. The rights of the Assignee to collect and receive the rents assigned hereunder or to exercise any of the rights or powers herein granted to the Assignee shall, to the extent not prohibited by law, extend also to (a) the period from and after the filing of any bankruptcy petition by Assignee at any time, including a filing after entry of any judgment of foreclosure, and (b) the period from and after the filing of any suit to foreclose the lien of the Mortgage, including the entry of any judgment of foreclosure and any period allowed by law for the redemption of the premises after any foreclosure sale.  The entry of any foreclosure judgment on the Mortgage shall not be deemed a merger of this Assignment into any other document and this Assignment shall survive such entry of judgment.

23. This Assignment cannot be modified except with the written consent of the party against whom enforcement is sought.
24. This Assignment may be terminated at any time by Assignee.

25. When all of the Obligations are fully and finally paid and the Note and Mortgage terminated or assigned, Assignee’s right, title and interest in the Mortgaged Property shall terminate; and at the request and expense of Assignor, Assignee shall execute and deliver to Assignor the appropriate instrument in recordable form, discharging the lien of this Assignment and acknowledging satisfaction of the Obligations and this Assignment.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Assignor has duly executed this Assignment of Rents and Leases on the day and year first above written.

ASSIGNOR:

SUTTON HILL PROPERTIES, LLC,
a Nevada limited liability company,
qualified to do business in New York

By:   Citadel Cinemas, Inc.,
a Nevada corporation,
its Manager

By:      /s/ Gilbert Avanes

Name:    Gilbert Avanes

Title:  EVP, Chief Financial Officer and
Treasurer

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Outside of New York State)

State, District of Columbia, Territory, Possession, or Foreign Country

)
State of) ) ss.: County of)

On the ___ day of March in the year 2020 before me, the undersigned, personally appeared Gilbert Avanes personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual(s) made such appearance before the undersigned in the

(insert city or other political subdivision and state or country or other place the acknowledgment was taken).

_____________________________ (signature and office of individual taking acknowledgment)

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENTCIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

)
State of California) County of )

Here Insert Name and Title of the Officer /s/ Gilbert Avanes
On ___________________ before me, /s/ Michael James Conroy “as Notary Public”, DateHere Insert Name and Title of the Officer personally appeared /s/ Gilbert Avanes Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

/s/ Michael James Conroy

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Michael James Conroy

Signature of Notary Public

Place Notary Seal Above
 OPTIONAL
Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.
Description of Attached Document Title or Type of Document: _____________________ Document Date: _____________________ Number of Pages: ______ Signer(s) Other Than Named Above: _____________________
Capacity(ies) Claimed by Signer(s)

Signer’s Name:  ______________________________

☐ Corporate Officer — Title(s):  _________________

☐ Partner — ☐ Limited ☐ General

☐ Individual☐ Attorney in Fact

☐ Trustee☐ Guardian or Conservator

☐ Other:  ___________________________________

Signer Is Representing:  ________________________

____________________________________________

Signer’s Name:  _______________________________

☐ Corporate Officer — Title(s):  _________________

☐ Partner — ☐ Limited ☐ General

☐ Individual☐ Attorney in Fact

☐ Trustee☐ Guardian or Conservator

☐ Other:  ____________________________________

Signer Is Representing:  ________________________

____________________________________________

©2014 National Notary Association • www.NationalNotary.org • 1-800-US NOTARY (1-800-876-6827) Item #5907

EXHIBIT A

LIST OF LEASES

Date_
Name of Tenant	Commencement Date	Term Ends	Annual Rent
1. Sutton Hill Properties, LLC	March 1, 1961	June 30, 2027

Exhibit A-1

EXHIBIT B

Mortgaged Property Owned by Assignor and Subject to this Assignment of Rents and Leases (all as more fully described hereafter)

ALL that certain plot piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, County of New York, State of New York, bounded and described as follows:

BEGINNING at the point of the easterly side of Third Avenue, distant northerly 100 feet 4 inches from the corner formed by the intersection of the northerly side of 59 Street and the easterly side of Third Avenue;

RUNNING THENCE easterly parallel with the northerly side of 59th Street and part of the way through a party wall, 105 feet;

THENCE northerly parallel with Third Avenue, 75 feet 1/4 inch;

THENCE westerly parallel with 59th Street, 105 feet to the easterly side of Third Avenue; and

THENCE southerly along the easterly side of Third Avenue, 75 feet 1/4 inch to the point or place of BEGINNING.

Exhibit B-1